UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 7, 2010

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On June 7, 2010, Brian D. Helman informed Rosetta Stone Inc. (the “Company”) of his intention to leave his position as the Company’s Chief Financial Officer on August 31, 2010 in order to relocate back to Florida.  Mr. Helman will assist in the search for and transition to a successor.  A copy of Rosetta Stone’s press release is attached hereto as Exhibit 99.1.

In connection with Mr. Helman’s resignation, the Company has entered into a Transition Agreement with Mr. Helman dated June 7, 2010.  Conditioned upon his continuation of service through August 31, 2010 or such earlier date as the Company may choose and his execution of a release, the agreement provides that he will receive the amount of $90,000, less applicable withholding and deductions.

The foregoing description of the Transition Agreement is a summary only and is qualified in its entirety by reference to the Transition Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Transition Agreement between Rosetta Stone Inc. and Brian D. Helman, dated June 7, 2010.

99.1	Press Release, dated June 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 8, 2010

By:	/s/ Michael C. Wu
	Name:	Michael C. Wu
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Transition Agreement between Rosetta Stone Inc. and Brian D. Helman, dated June 7, 2010.

99.1	Press Release dated June 8, 2010.